UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 22, 2004

                              DATASCENSION, INC.
              (Exact name of Registrant as specified in charter)


           Nevada                      0-29087            87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)

         6330 McLeod Drive, Suite 1, Las Vegas, NV             89120
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:   (702) 262-2061


ITEM 5.03 AMENDMENTS TO CORPORATE BYLAWS

On  October  19,  2004,  pursuant  to  N.R.S.  78.060,  78.120,  the  Company's
Board of Directors of Datascension, Inc. unanimously voted to amend the corporate bylaws to no longer require the issuance of the Registrant's common stock in beneficial holder name.

This amendment to the bylaws will allow shares to be issued in the name of CEDE & Co. and be traded through the Depository Trust & Clearing Corporation (DTC). The reason for the bylaw change is the Company has been in discussions with several funding sources to obtain financing for additional expansion and growth of operations; however, these sources have indicated they are unwilling to provide financing to the company until such time as the company's shares trade and clear through the depository trust.

A copy of the amended bylaws and notification letter to the DTC are attached as
Exhibit 99.1, and 99.2.


ITEM 8.01 OTHER EVENTS

On October 22, 2004, Datascension, Inc., a Nevada corporation (the "Company"), issued a press release announcing that the Company was considering a spin-off and registration statement of its wholly-owned subsidiary, Datascension International Inc., with operations in California, Costa Rica and the Dominican Republic. Additional information related to the potential spin-off can be found in the Schedule 14C filed with the SEC on Friday, October 22, 2004.

A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.


Item 7.     Exhibits.

99.1        Copy of Amended Corporate By-laws.

99.2        Notification of Bylaw changes to DTC.

99.3        Copy of Press Release.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 22, 2004

                              DATASCENSION INC.


                              By:
                              /s/ Murray N. Conradie
                              -----------------------
                              Murray N. Conradie, CEO


                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

99.1           Copy of Amended Corporate By-laws.

99.2           Notification Bylaw changes to DTC.

99.3           Copy of Press Release.